EXHIBIT 10.1

Certain identified information has been excluded from this exhibit because it is personal information the disclosure of which would constitute a clearly unwarranted invasion of personal privacy. Redacted information is indicated by “[***]”. Exhibit 5.7 has been omitted pursuant to Item 601(a)(5) of Regulation S-K; the registrant agrees to furnish a supplemental copy of the omitted exhibit to the Securities and Exchange Commission upon request.

This exhibit reproduces the English-language version of the agreement, which was executed in a bilingual Portuguese–English two-column format. Pursuant to Section 8.13 of the agreement, the English version prevails in the event of any conflict, discrepancy or inconsistency between the versions.

CONTRIBUTION AGREEMENT AND OTHER COVENANTS

This CONTRIBUTION AGREEMENT AND OTHER COVENANTS (this “Agreement”), dated as of October 22, 2026, is entered into by and among:

BRB FOODS INC., a corporation incorporated under the laws of the State of Wyoming, United States of America, with its registered office in the State of Wyoming and principal operating offices in the city of São Paulo, state of São Paulo, at Rua Doutor Eduardo de Souza Aranha, No. 387, Conjunto 151, Vila Nova Conceição, Zip Code 04543-121, Brazil, herein represented by its officers, Leonardo Pucci Burti, [***], and Paulo Roberto Bonifácio, [***] (“BRB”);

PIVATO ADMINISTRAÇÃO E PARTICIPAÇÕES LTDA., a limited liability company, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 21.541.196/0001-00, with its registered office in the City of São José do Rio Pardo, State of São Paulo, at Rodovia SP 350, KM 265.5, no number, São José/Tapiratiba, Rural Zone, Zip Code 13720-000, Brazil, herein represented by its managing partners: Marcelo Pivato, [***], Mateus Pivato, [***], and Luis Fernando Pivato, [***] (“Pivato”);

GKX CONSULTORIA LTDA., a limited liability company, enrolled with the CNPJ/MF under No. 31.853.824/0001-38, with its registered office in the City of Porto Ferreira, State of São Paulo, at Avenida Professor Henrique de Motta Fonseca Junior, No. 1,451, suite 02, Vila Nova, Zip Code 13660-158, Brazil, herein represented by its managing partner, Lázaro Aparecido Moreto, [***] (“GKX”);

MARCOS PAULO ZAVANELI, [***] (“Marcos”);

MAURICIO RAUL PEREIRA DA COSTA, [***] (“Maurício Raul”); and

MAURICIO PEREIRA DA COSTA, [***] (“Mauricio”, and jointly with Pivato, GKX, Marcos and Maurício Raul, the “Contributors”);

and, as intervening party,

PMZ ALIMENTOS S.A., a privately held corporation, enrolled with the CNPJ/MF under No. 66.129.842/0001-56, with its registered office in the City of São José do Rio Pardo, State of São Paulo, at Rodovia SP 350, KM 265.5, no number, São José/Tapiratiba, Rural Zone, Zip Code 13729-899, Brazil, herein represented by its officers, Marcos and Luis Fernando, qualified above (the “Company”).

Each of BRB and Contributors may be referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

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RECITALS

WHEREAS, BRB, through its Brazilian subsidiaries, is a manufacturer and distributor of dry food products, and has filed a registration statement on Form S-1 (File No. 333-276557) with the SEC, declared effective August 11, 2025 and subsequently amended and intends to complete a public offering of its common stock and to list on a national securities exchange (“Registration Statement” and “Listing”, respectively);

WHEREAS, Contributors currently own one hundred percent (100%) of the shares issued by the Company, which shares are held by each of the Contributors as identified in Schedule A;

WHEREAS, Contributors wish to transfer and contribute to BRB, and BRB wishes to receive from the Contributors, the Contribution Shares (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, in consideration for the Contribution Shares, BRB will issue and deliver to each of the Contributors the Consideration Shares (as defined below), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, (i) any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person or (ii) if such Person is an individual, any member of such Person’s family. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Brazil” means the Federative Republic of Brazil.

“BRB” has the meaning set forth in the Preamble of this Agreement.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in São Paulo (Brazil), Wyoming (U.S.) and/or New York (U.S.) are authorized or required by Law to be closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Closing” shall have the meaning set forth in Section 2.4.1 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.4.1 of this Agreement.

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“Company” has the meaning set forth in the Preamble of this Agreement.

“Consent” means any approval, authorization, consent, ratification, permission, exemption or waiver or the expiration, lapse or termination of any waiting period (including any extension thereof).

“Consideration Shares” has the meaning set forth in Section 2.3.1 of this Agreement.

“Contract” means any contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, insurance policy, commitment, undertaking, promise, lease, sublease, license or sublicense or joint venture, in each case whether written or oral.

“Contribution” has the meaning set forth in Section 2.2 of this Agreement.

“Contribution Shares” has the meaning set forth in Section 2.2 of this Agreement.

“Contributors” has the meaning set forth in the Preamble of this Agreement.

“CP Date” means the date on which the last of the conditions to Closing set forth in Article 6 has been satisfied or waived in writing (other than any conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver in writing of such conditions at the Closing), provided that in any and all cases the Listing Date shall have been defined.

“Due Diligence” has the meaning set forth in Section 6.2.3 of this Agreement.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Encumbrance” means any charge, claim, adverse interest, community property interest, pledge, hypothecation, administrative attachment (embargo) in a Tax collection procedure, equitable interest, lien (statutory or other), option, security interest, confiscation (sequestro), conditional sale (alienação fiduciária), mortgage, deed of trust, encumbrance, easement, encroachment, license, sublicense, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Excluded Property” has the meaning set forth in Section 5.7 of this Agreement.

“Executive Agreements” means the employment, retention and/or incentive agreements to be entered at Closing into and between the Company and the Persons listed in Schedule B, which shall be confirmed and validated by BRB during the Due Diligence, with the commercial terms thereof set forth in Schedule B.

“Financial Statements” has the meaning set forth in Section 3.7 of this Agreement.

“GKX” has the meaning set forth in the Preamble of this Agreement.

“Governmental Body” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“IFRS” means the set of accounting standards developed by the IFRS Board, Brazilian Generally Accepted Accounting Principles converged into IFRS and applied in Brazil, based on Law no. 6,404 dated December 15, 1976, as amended and in effect, the rules and regulations issued by the Securities Exchange Commission, the accounting standards established by the Accounting Statements Committee (CPC), the Brazilian Federal Accounting Council (CFC), the Institute of Independent Auditors in Brazil (IBRACON) and the regulations of the Brazilian Federal Accounting Council (CFC), as the case may be and as applicable.

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“Indebtedness” of any Person at any date means, without duplication, the sum of an amount equal to all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities with respect to: (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured; (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities; (iii) leases that are capitalized in accordance with the Accounting Principles; (iv) any dividends that have been declared but remain unpaid; (v) obligations under interest rate swap, hedging or similar agreements, such as, but not limited to, factoring; (vi) past due suppliers; (vii) past due tax balances of any nature (federal, state, municipal or other), and amnesty programs.

“IPO” means the initial public offering of BRB’s common stock, including the BRB shares, pursuant to a registration statement filed by BRB with SEC (an amendment to the Registration Statement), and the listing of BRB’s common stock for trading on NYSE American.

“Law” means any international, national, federal, state or local law, constitution, treaty, convention, statute, ordinance, code, rule, regulation, administrative position, standard, common law, confirmed case law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Body.

“Legal Proceeding” means any claim, litigation, action, suit, including administrative, judicial, arbitral or investigative proceedings (whether civil, labor, criminal, fiscal or regulatory), audit, hearing or mediation, in each case commenced, brought, conducted, heard before or otherwise involving any Governmental Body, arbitrator or mediator.

“Liabilities” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, on- or off- balance sheet, and whether arising in the past, present or future, and including those arising under any Contract, Legal Proceeding or Order.

“Listing” has the meaning set forth in the Preamble of this Agreement.

“Listing Date” means the first date on which BRB’s common stock commences trading on the NYSE American in connection with the IPO.

“Marcos” has the meaning set forth in the Preamble of this Agreement.

“Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in combination with any other Effect, is or could reasonably be expected to become materially adverse to the business, condition (financial or otherwise), assets (tangible or intangible), capitalization or results of operations of the Company, which Effect has, or could reasonably be expected to have, an impact equal to or greater than eleven million Reais (R$ 11,000,000.00); provided, however, that no Effect shall constitute a Material Adverse Effect to the extent that such Effect arises out of or results from: (i) changes after the date hereof in general economic or business conditions anywhere in the world; (ii) changes after the date hereof in the credit, debt, financial or capital markets or changes in interest or exchange rates anywhere in the world; (iii) changes after the date hereof in conditions generally affecting the industry in which the Company operates; (iv) any outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism; (v) changes after the date hereof in applicable Law or IFRS; (vi) any failure by the Company to meet any internal or external projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excepted from this definition); (vii) the public announcement of this Agreement, other than for purposes of any representation or warranty set forth in Section 3.4 (No Conflicts; Consents); or (viii) any action taken by Contributors or the Company (A) that is expressly required by this Agreement or (B) at the specific request of BRB; provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (i), (ii), (iii), (iv) or (v) may constitute, and be taken into account in determining the occurrence of, a Material Adverse Effect if such Effect has a disproportionate impact on the Company compared to any other businesses that operate in the industries in which the Company operates.

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“Maurício” has the meaning set forth in the Preamble of this Agreement.

“Maurício Raul” has the meaning set forth in the Preamble of this Agreement.

“Notice of Fulfillment of Conditions to Closing” shall have the meaning set forth in Section 2.4.2 of this Agreement.

“Order” means any judgment, order, injunction, decision, determination, award, ruling, writ, stipulation, restriction, assessment or decree of, or entered by, with or under the supervision of, any Governmental Body.

“Party(ies)” has the meaning set forth in the Preamble of this Agreement.

“PCAOB-registered Auditor” means an independent auditor or accounting firm duly registered with the Public Company Accounting Oversight Board.

“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, grants, exemptions, registrations, certificates, variances and similar rights obtained or required to be obtained from Governmental Bodies.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Body (or any department, agency, or political subdivision thereof).

“Pivato” has the meaning set forth in the Preamble of this Agreement.

“Post-Closing Investment” has the meaning set forth in Section 5.6 of this Agreement.

“Registration Statement” has the meaning set forth in the Preamble of this Agreement.

“Representatives” means the directors, officers, employees, investment bankers, consultants, attorneys, accountants and other advisors and representatives of a Person.

“São José Real Estate” has the meaning set forth in Section 5.7 of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Surrender of Shares” means the surrender and contribution of two million, eight hundred thousand (2,800,000) shares of BRB’s common stock held by Mr. Paulo R. Bonifácio (CEO, president and largest shareholder of BRB) to BRB, for no consideration, duly approved by the unanimous written consent of the Board of Directors of BRB dated [October 8, 2026], which shares shall, upon acquisition by BRB, constitute authorized but unissued shares in accordance with the Wyoming Statutes 17-16-631(a).

“Taxes” means (i) all federal, state, local, municipal or foreign taxes, charges, fees, imposts, social contributions, levies or other assessments, including all income, turnover, gross receipts, net receipts, capital, flat, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, escheat, property and estimated taxes, customs duties, fees, anti-dumping fees, duties, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, adjustment for inflation, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clause (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law or otherwise.

“Taxing Authority” means the Brazilian Federal Revenue (Receita Federal do Brasil) and any other competent Governmental Body responsible for any Tax.

“Termination Date” shall have the meaning set forth in Section 7.1(ii) of this Agreement.

“United States” or “U.S.” means the United States of America.

“Working Capital Funding” has the meaning set forth in Section 5.6 of this Agreement.

1.2 Interpretation; Construction.

1.2.1 The table of contents, articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections” and “Exhibits” are intended to refer to Articles and Sections hereof and Schedules and Exhibits hereto.

1.2.2 For purposes of this Agreement: (i) “include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (ii) “hereof,” “herein,” “hereby,” “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision hereof; (iii) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (iv) “Dollars” and “US$” shall mean U.S. Dollars; (v) “Reais” or “R$” shall mean Brazilian Reais; (vi) the singular includes the plural and vice versa; (vii) reference to a gender includes the other gender; (viii) “any” shall mean “any and all”; (ix) “or” is used in the inclusive sense of “and/or”; (x) reference to any Contract or document means such Contract or document as amended, supplemented and modified in effect from time to time in accordance with its terms; and (xi) reference to any Law means such Law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder.

1.2.3 The Parties have participated jointly in the negotiation and drafting of this Agreement with the benefit of competent legal representation, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions hereof.

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ARTICLE 2

CONTRIBUTION

2.1 Closing Actions to Occur Simultaneously. The Parties acknowledge and agree that the actions described in Section 2.4 (Closing) shall occur substantially simultaneously on the Closing Date.

2.2 Contribution of PMZ’s Shares. On the terms and subject to the conditions set forth in this Agreement, with effect as of Closing, Contributors shall transfer and contribute to BRB’s capital stock each of its own shares (as described in Schedule A) free and clear of any and all Encumbrances (“Contribution Shares” and “Contribution”, respectively), and BRB shall in exchange issue new shares of its capital stock, free and clear of any Encumbrances, as detailed in Section 2.3.

2.3 Consideration.

2.3.1 Consideration Shares. In consideration for the Contribution Shares, BRB shall deliver to the Contributors an aggregate of two million, eight hundred thousand (2,800,000) shares of BRB common stock (the “Consideration Shares”), allocated among the Contributors as set out in Exhibit 2.3.1. The Consideration Shares shall be issued by BRB from its authorized but unissued shares. As a result of the Surrender of Shares and the issuance of the Consideration Shares at Closing, the total number of shares of BRB common stock issued and outstanding immediately following the Closing is equal to the number issued and outstanding immediately prior to the Surrender of Shares, and no holder of BRB common stock, other than Mr. Bonifácio, will have its percentage ownership reduced as a result of the Contribution. No portion of the consideration shall be payable in cash and the Consideration Shares shall not be subject to any post- Closing adjustment.

2.3.2 Fixed Number. The number of Consideration Shares is fixed at two million, eight hundred thousand (2,800,000) and shall not be adjusted for the offering price, any exchange rate, or any other factor. There is no value guarantee, floating-share mechanism, anti-dilution adjustment, earn-out, contingent consideration or price protection of any kind.

2.3.3 Non-Integration; Exemption from Registration. The Consideration Shares are issued in reliance on Regulation S under the Securities Act and, in the alternative, on Section 4(a)(2) thereof, and are not registered under the Securities Act. No registration statement of BRB covers the issuance of the Consideration Shares to the Contributors. The Parties agree that the issuance of the Consideration Shares will not be integrated with BRB’s Listing, offers and sales made in compliance with Regulation S not being integrated with other offerings pursuant to Rule 152(b)(2). Each Contributor represents that it was not solicited by means of BRB’s registration statement or prospectus, and that its participation arises from a negotiated commercial transaction commenced prior to and independently of the offering. No proxy, consent or authorization has been or will be solicited from any holder of securities of BRB or of the Company in connection with the Contribution, and the Contribution is not being submitted to a vote of the holders of securities of BRB. The Parties acknowledge that the Consideration Shares are restricted securities and will not be counted toward the market value of unrestricted publicly-held shares, the public float or the round lot holder requirements for purposes of the initial listing standards of the applicable exchange.

2.3.4 Contribution at Cost. The Parties agree that the Contribution shall be effected at cost, considering the registered cost of each of the Contribution Shares, and not at market value.

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2.4 Closing.

2.4.1 Subject to the terms and conditions hereof, including Article 6, the closing of the transactions contemplated hereby (the “Closing”) shall take place remotely or any place the Parties mutually agree on the Listing Date, immediately prior to and conditional upon the closing of the IPO. The date on which the Closing is actually held is referred to herein as the “Closing Date”. The instruments of transfer of the Contribution Shares (as provided for in Section 6.2.5) and the instruction to BRB’s transfer agent in respect of the Consideration Shares shall be delivered into escrow prior to the Closing Date and released simultaneously with the closing of the IPO as set forth in Section 2.4.4(i); if the closing of the IPO does not occur, no Contribution Share and no Consideration Share shall be delivered to BRB and to the Contributors, respectively, the escrowed instruments shall be returned in accordance with Section 2.5, and each Party shall be restored to the position it held immediately prior thereto.

2.4.2 BRB shall notify the Contributors in writing, within two (2) Business Days counted as of the CP Date, to inform (i) that the Conditions to Closing set forth in Article 6 were fulfilled (“Notice of Fulfillment of Conditions to Closing”), informing in such Notice of Fulfillment of Conditions to Closing sufficient evidence of such fulfillment; (ii) the Closing Date, which shall be on the Listing Date, immediately prior to and conditional upon the closing of the IPO. Notice of Fulfillment of Conditions to Closing shall be in any case sent five (5) Business Days prior to the Closing Date. The Contributors shall within two (2) Business Days counted as of the delivery of the Notice of Fulfillment of Conditions to Closing inform in writing the book-entry account(s) to which the Consideration Shares shall be transferred.

2.4.3 The Persons listed in Schedule B and the Company, with BRB joining as consenting intervening party, shall enter into the Executive Agreements, in accordance with the commercial terms set forth in Schedule B.

2.4.4 At the Closing:

(i) the Contributors shall deliver to, in accordance with the proportion ascribed in Schedule A, the Company the Contribution Shares, by means of the delivery of the executed proper term of transfer of shares in Company’s transfer of shares registry book (Livro de Registro de Transferência de Ações Nominativas) and provide for the update of Company’s shares registry book (Livro de Registro de Ações Nominativas) to reflect the transfer of the Contribution Shares from Contributors to BRB;

(ii) BRB shall deliver to the Contributors the Consideration Shares, as described in Exhibit 2.3.1, by means of an irrevocable instruction to BRB’s transfer agent to credit the Consideration Shares to the book-entry account(s) designated by the Contributors in response to the Notice of Fulfillment of Conditions to Closing, free and clear of any Encumbrance other than those arising under applicable Securities Laws or BRB’s organizational documents, each such share bearing the restrictive legend referred to in this Agreement.

2.4.5 The Parties shall reasonably cooperate with each other with the purpose of fulfilling the conditions precedent to Closing set forth in Article 6 within the shortest period of time possible as from the date hereof, including by means of executing any documents or instruments reasonably necessary or advisable to consummate the transactions contemplated herein. For the avoidance of doubt, each Party is responsible for the conditions precedent to Closing attributed to them pursuant to Article 6 and such conditions shall be met always at the expense of the party responsible for the fulfillment of such conditions.

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2.4.6 Listing Actions; Lock-Up. On the Listing Date, all actions required in connection with the Listing shall be completed. The lock-up agreements required by the underwriters, in force for a period of twelve (12) months from the Listing Date, shall be executed and delivered by each of the Contributors at or prior to the pricing of the IPO pursuant to Section 6.2.6. After the lock-up period, the Contributors shall have the right to freely sell, transfer, or otherwise dispose of its respective Consideration Shares, subject to compliance with applicable securities laws and regulations, including, where applicable, Regulation S and Rule 144 under the Securities Act. BRB shall reasonably cooperate with and assist each Contributor in facilitating such sales or transfers, including providing customary documentation, obtaining necessary transfer agent instructions, and taking such other reasonable actions as may be required to facilitate the removal of restrictive legends and the lawful transfer or sale of the Consideration Shares, in each case to the extent permitted by applicable law.

2.5 Corporate Books. The Parties agree that the corporate books relating to the transfer of the Contribution Shares to BRB, as well as the update of the registration of the Contribution Shares in the name of BRB, as provided for in Section 6.2.5, shall be held in escrow with Mr. Oswaldo Bertogna Júnior, attorney-at-law, enrolled with the Brazilian Bar Association, São Paulo Section (“OAB/SP”) under No. 121.129, [***], with business address in the City of São José do Rio Pardo, State of São Paulo, at Rua Benjamin Constant, No. 415, Centro, Zip Code 13720-049 (“Books Escrow Agent”) until the Closing is implemented. The Books Escrow Agent shall safekeep and preserve the referred corporate books with care and diligence, and shall not date, alter, use or deliver them to any Person, including the Parties, until the Closing, except as provided in this Section 2.5. On the Listing Date, the Books Escrow Agent shall deliver the corporate books to BRB; provided that, if the consummation of the IPO does not occur as provided for in this Agreement, the Books Escrow Agent shall return the corporate books to the Contributors. If so requested by the SEC or any Governmental Body in connection with the Listing, the Contributors irrevocably and irreversibly undertake to cause the Books Escrow Agent to present such corporate books in order to enable the Listing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

Each of the Contributors represents and warrants to BRB that the statements contained in this Article 3 are true and correct as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date):

3.1 Organization and Authority of Contributors.

3.1.1 Pivato and GKX are sociedades empresárias limitadas duly organized, validly existing and in good standing under the Laws of Brazil. Contributors have full power and authority to enter into this Agreement, carry out their obligations hereunder and consummate the transaction hereunder (including all power and authority to transfer and contribute the Contribution Shares as provided by this Agreement).

3.1.2 The execution and delivery by each of the Contributors of this Agreement, the performance by Contributors of their obligations hereunder and the consummation by Contributors of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite action on the part of Contributors.

3.1.3 This Agreement has been duly and validly executed and delivered by Contributors, and (assuming due authorization, execution and delivery by BRB) this Agreement constitutes a legal, valid and binding obligation of Contributors enforceable against Contributors in accordance with its terms.

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3.2 Organization, Authority and Qualification of the Company.

3.2.1 The Company is a sociedade anônima duly organized, validly existing and in good standing under the Laws of Brazil and has full power and authority to own, lease and operate its business as it has been, is now being and is contemplated to be conducted.

3.2.2 The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such qualification necessary or advisable.

3.3 Capitalization; Organizational Documents.

3.3.1 All of the Contribution Shares have been duly authorized and validly issued and are fully paid. All of the Contribution Shares have been issued and granted in compliance with all applicable Laws. None of the Contribution Shares were issued in violation of any Contract or any preemptive or similar rights of any Person.

3.3.2 Contributors are the sole beneficial and record owners of, and have good, valid and marketable title to all of the Contribution Shares, free and clear of all Encumbrances or any other restrictions on transfer. Upon consummation of the transactions contemplated hereby, BRB will own directly all of the Contribution Shares, representing one hundred percent (100%) of the capital stock of the Company, free and clear of all Encumbrances.

3.4 No Conflicts; Consents.

3.4.1 Neither the execution, delivery or performance by Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, will (with or without notice or lapse of time or both):

(i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of the Contributors (as applicable) or the Company or any resolution adopted by the board of directors or similar governing body of the Contributors (as applicable) or the Company;

(ii) conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or exercise any remedy or obtain any relief under, any Law or Order applicable to the Company or to the assets or operation of the Company’s business;

(iii) (A) conflict with or result in a violation or breach of, (B) constitute a default or an event that (with or without notice or lapse of time or both) would constitute a default under, (C) result in the acceleration of or create in any party the right to accelerate, terminate, cancel or otherwise modify or (D) require the Consent of, or the giving of notice to, any other Person under, any material Contract relating to the Company’s business to which Contributors or the Company is a party or is bound or to which any of the properties or assets of the Company’s business are subject, or any Permit affecting the properties, assets or business of the Company’s business; or

(iv) result in the creation or imposition of any Encumbrance on any property or assets of the Company or the Company’s business.

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3.4.2 No Consent, Permit, declaration or filing with, or notice to, any Governmental Body is required by or with respect to Contributors or the Company or the Company’s business in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.5 Securities Matters. Each Contributor represents and warrants to BRB that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of that investment for an indefinite period; (ii) it has had access to such information concerning BRB as it has requested, including BRB’s filings with the SEC, and has had the opportunity to ask questions of and receive answers from BRB; (iii) it is receiving the Consideration Shares for its own account for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act; (iv) it was not solicited by any general solicitation or general advertising, and its participation arises from negotiated commercial discussions conducted independently of the Registration Statement and prospectus.; (v) it is not a “U.S. person” as defined in Rule 902(k) of Regulation S, is not receiving the Consideration Shares for the account or benefit of a U.S. person, and was outside the United States at the time the offer was made and at the time this Agreement was executed; (vi) neither it nor any person acting on its behalf has engaged in any directed selling efforts in the United States within the meaning of Rule 902(c) of Regulation S; (vii) it will not resell the Consideration Shares except in accordance with Regulation S, pursuant to an effective registration statement, or pursuant to an available exemption from registration, and will not engage in hedging transactions with regard to the Consideration Shares except in compliance with the Securities Act; and (viii) it acknowledges that the Consideration Shares are restricted securities within the meaning of Rule 144, are subject to the distribution compliance period applicable under Regulation S, will bear a restrictive legend, and that BRB will instruct its transfer agent accordingly. BRB grants no registration rights of any kind in respect of the Consideration Shares and is under no obligation to register the Consideration Shares for resale or otherwise.

3.6 Consent to Disclosure. Each Contributor consents to the filing of this Agreement as an exhibit to BRB’s Registration Statement, to being named in the Registration Statement and the prospectus forming part thereof, and to the inclusion therein of the Company’s audited financial statements and the pro forma financial information required under Article 11 of Regulation S-X, and shall furnish to BRB such information concerning itself as BRB reasonably requires in order to comply with its disclosure obligations, including under Item 404 of Regulation S-K.

3.7 Financial Statements. The financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2025 are currently being completed by the PCAOB-registered Auditor and shall be delivered to BRB as soon as finalized (which, jointly with the reviewed 2026 interim financial statements once delivered, shall constitute the “Financial Statements”). The Financial Statements have been prepared in accordance with IFRS and accurately reflect the books and records and other financial records of the Company and are true, correct and complete and precisely represent the financial position and results of operations and changes in financial positions of the Company. The Company shall not have on the Closing Date any off balance sheet obligations, undisclosed debt, obligation or liability, whether due or maturing, disclosed or not, contingent, outstanding or of any other nature.

3.8 Compliance with Laws. The Company is in compliance, in all material respects, with all applicable Laws. The Company holds the Permits, Consents, approvals and Orders from Governmental Bodies which are strictly required for the Company to continue to conduct its business, as it is currently conducted, including issued by the Ministério da Agricultura of Brazil, and registrations of environmental and sanitary Permits. Food safety certifications, including FSSC 22000, are in full force and effect and not subject to suspension or withdrawal.

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3.9 Business. Material Contracts valid and in force; no material customer or supplier has given notice of termination. The Contributors represent and warrant that (i) all tax returns required to be filed have been duly and timely filed, all taxes due and payable have been paid, and there are no material tax assessments, audits, or proceedings pending or threatened. [Furthermore, any participation in tax installment programs (parcelamentos), tax amnesty schemes, or outstanding tax liabilities has been fully and accurately disclosed in the Financial Statements], (ii) the Company is in compliance in all material respects with all applicable labor, employment, and social security laws and regulations. [All pending or threatened labor claims or administrative investigations have been fully disclosed, and adequate reserves have been established in its financial statements to cover any potential liabilities arising from such claims.]; and (iii) there are no lawsuits, arbitrations, governmental investigations, or legal proceedings pending or, to its knowledge, threatened against it or its assets, except for those whose contingencies and Liabilities have been duly informed in the Financial Statements.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BRB

BRB represents and warrants to Contributors that the statements contained in this Article 4 are true and correct as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date):

4.1 Organization and Authority of BRB. BRB is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. BRB has full power and authority to enter into this Agreement, carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by BRB of this Agreement, the performance by BRB of its obligations hereunder and thereunder and the consummation by BRB of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action on the part of BRB. This Agreement has been duly and validly executed and delivered by BRB, and (assuming due authorization, execution and delivery by Contributors) this Agreement constitutes a legal, valid and binding obligation of BRB enforceable against BRB in accordance with its terms.

4.2 No Conflicts; Consents.

4.2.1 Neither the execution, delivery or performance by BRB of this Agreement, nor the consummation of the transactions contemplated hereby, will (with or without notice or lapse of time or both):

(i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of BRB or any resolution adopted by the board of directors or similar governing body of BRB;

(ii) conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or exercise any remedy or obtain any relief under, any Law or Order applicable to BRB or the assets, or operation of the business, of BRB;

(iii) (A) conflict with or result in a violation or breach of, (B) constitute a default or an event that (with or without notice or lapse of time or both) would constitute a default under, (C) result in the acceleration of or create in any party the right to accelerate, terminate, cancel or otherwise modify or (D) require the Consent of, or the giving of notice to, any other Person under, any Contract to which BRB is a party or is bound or to which any of the properties or assets of BRB is subject or any Permit affecting the properties, assets or business of BRB; or

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(iv) result in the creation or imposition of any Encumbrance on any properties or assets of BRB.

4.2.2 No Consent, Permit, declaration or filing with, or notice to, any Governmental Body is required by or with respect to BRB in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as would be required for the IPO.

4.3 Valid Issuance of Consideration Shares. The Consideration Shares, when issued and delivered to the Contributors in accordance with this Agreement, will have been duly authorized and validly issued, fully paid and non-assessable, free and clear of any Encumbrance (other than Encumbrances arising under applicable Securities Laws or BRB’s organizational documents), and will not have been issued in violation of any preemptive or similar right, Contract or applicable Law. BRB has, and at Closing will have, a sufficient number of authorized but unissued shares of common stock to effect the issuance of the Consideration Shares, and its articles of incorporation do not prohibit the reissue of shares acquired by BRB.

ARTICLE 5

OTHER COVENANTS

5.1 Conduct of Business.

5.1.1 During the period commencing on the date hereof and ending on the earlier of the termination of this Agreement in accordance with its terms and the Closing Date (“Pre-Closing Period”), Contributors shall, and shall cause the Company to:

(i) operate the business in the ordinary course of business consistent with past practice and maintain the business solvent and in good standing;

(ii) maintain and preserve the business’ present business organizations, assets and technology and the validity of its Permits;

(iii) keep available the services of the business’ employees, except in case of termination of any employment agreement for cause or in the ordinary course of business;

(iv) pay suppliers, and collect monies from customers, in accordance with the payment terms or arrangements applicable as of the date hereof and consistent with past practice; and

(v) maintain and preserve the business’ relationships and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, sales agents and others having business dealings with the business in accordance with past practices.

5.1.2 Without limiting the generality of Section 5.1.1, during the Pre-Closing Period, except as (i) otherwise expressly provided herein or (ii) required by any Law applicable to Contributors or the Company or the business, Contributors shall not, and shall cause the Company not to, take any of the following actions without the prior written consent of BRB:

(i) make any amendment to the organizational documents of the Company;

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(ii) issue, sell, grant, pledge or otherwise dispose of or grant or suffer to exist any Encumbrance with respect to any of the Company’s capital stock or other equity interests, or grant any options, warrants or other rights to acquire any such capital stock or other equity interest or any instrument convertible into or exchangeable or exercisable for any such capital stock or other equity interest;

(iii) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company, file a petition in bankruptcy under any provisions of bankruptcy Law on behalf of the Company or consent to the filing of any bankruptcy petition against the Company under any similar Law;

(iv) create any subsidiary of the Company;

(v) (A) declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of any of the Company’s capital stock or other securities (other than to the Company) or (B) redeem, repurchase or otherwise reacquire, split, combine or reclassify any capital stock of the Company or otherwise change the capital structure of the Company;

(vi) make any changes in any accounting methods, principles or practices except as required by a change in IFRS or change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practices;

(vii) incur, assume or guarantee any indebtedness of the type or Liability of any other Person;

(viii) grant any Encumbrance on any properties or assets, tangible or intangible, of the Company;

(ix) make any capital investment in, or make or forgive any loan to, any other Person;

(x) sell, lease, pledge, abandon, assign or otherwise dispose of any of the assets, properties or rights of the business, except sales of assets in the ordinary course of business consistent with past practice not in excess of one million Reais (R$ 1,000,000.00) individually or in the aggregate;

(xi) purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any corporation, partnership, other business organization or division thereof or any other business or any equity interest in any Person;

(xii) abandon or discontinue any existing line of business;

(xiii) authorize, resolve, commit, agree (by Contract or otherwise) or otherwise become obligated to take any of the actions in clauses (i) through (xiii).

5.2 Notification of Certain Matters. During the Pre- Closing Period, Contributors shall promptly notify BRB of:

5.2.1 any notice or other communication from any Governmental Body in connection with the transactions contemplated hereby;

5.2.2 any notice from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated hereby;

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5.2.3 the occurrence of any event that would reasonably be expected to cause any representation or warranty of Contributors contained in this Agreement to be untrue or inaccurate at or prior to the Closing, in any material respect;

5.2.4 any failure of Contributors to comply with any of their covenants or agreements hereunder; or

5.2.5 the occurrence of any event that could result in any of the conditions set forth in Article 6 becoming incapable of being satisfied or that could otherwise represent a Material Adverse Effect; provided, however, that the delivery of any notice by Contributors and the information or knowledge obtained by BRB pursuant to this Section 5.2 shall not (i) affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the Parties to consummate the Closing in Article 6 or otherwise prejudice in any way the rights and remedies of BRB hereunder, (ii) be deemed to affect or modify BRB’s reliance on the representations, warranties, covenants and agreements made by Contributors in this Agreement or (iii) be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant by Contributors.

5.3 Efforts to Consummate. During the Pre-Closing Period, BRB and each of Contributors shall, and Contributors shall cause the Company to, use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Law to consummate and make effective the transactions contemplated hereby, including satisfaction (but not waiver) of the conditions to Closing set forth in Article 6. Nothing in this Section 5.3 shall require (i) BRB to consent to any action or omission by Contributors or the Company that would be inconsistent with Section 5.1 (Conduct of Business) absent such consent or (ii) any of the Parties to agree to amend or waive any provision hereof.

5.4 Confidentiality. From and for a period of five (5) years after the date hereof, Contributors shall, and shall cause their Affiliates and Representatives to, keep confidential any and all non-public information relating to the Company and transactions contemplated herein, and BRB shall, and shall cause its Affiliates (including the Company) and Representatives to, keep confidential any and all non-public information relating to Contributors and their Affiliates, unless exclusively related to the business; provided, however, that the Parties shall not be liable hereunder with respect to any disclosure to the extent such disclosure is required, pursuant to the advice of counsel, by any applicable Law or Order, including applicable rules of any securities exchange. In the event that any of the Parties or any of its Affiliates or Representatives is required by any applicable Law or Order to disclose any such non-public information of any other Party, the disclosing Party shall (i) to the extent permissible by such applicable Law or Order, provide such other Party with prompt written notice of such requirement, (ii) disclose only that information that the disclosing Party determines (with the advice of counsel) is required by such applicable Law or Order to be disclosed and (iii) use commercially reasonable efforts to preserve the confidentiality of such non-public information, including by, at the other Party’s request, reasonably cooperating with such other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such non-public information. Notwithstanding the foregoing, such non- public information shall not include information that (A) is or becomes available to the public after the Closing other than as a result of a disclosure by the disclosing Party or its Affiliates or Representatives in breach of this Section 5.4 or (B) becomes available to the disclosing Party or its Affiliates or Representatives after the Closing from a source other than any other Party or its Affiliates or Representatives if the source of such information is not known by the disclosing Party or its Affiliates or Representatives to be bound by a confidentiality agreement, or other contractual, legal or fiduciary obligation of confidentiality, with respect to such information.

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5.5 Further Assurances. Following the Closing, and subject to the terms and conditions hereof, each of BRB and Contributors shall, and shall cause their respective subsidiaries and Affiliates to, execute and deliver such additional documents, instruments and assurances and take such other actions as may reasonably be requested to carry out and give effect to the transactions contemplated herein.

5.6 IPO Proceeds; Working Capital Funding. As promptly as practicable, and in any event within fifteen (15) days following BRB’s receipt of the net IPO proceeds, provided that such period shall be extended for so long as reasonably necessary to complete any foreign exchange, Central Bank registration or banking formalities not within BRB’s control, with BRB to use diligent efforts to complete them promptly, BRB shall cause six million United States Dollars (US$6,000,000.00), from the net proceeds of the IPO, to be invested into the Company to recapitalize and strengthen the working capital of the Company (“Working Capital Funding”).

5.6.1 Use of Proceeds. The Working Capital Funding shall be used for working capital, industrial expansion, logistics infrastructure, technology, automation, private label expansion and export growth, as described in the Use of Proceeds section of the Registration Statement. The Working Capital Funding is a contribution of funds to the Company and does not constitute consideration for the Contribution Shares or any payment to the Contributors, the sole consideration being the 2,800,000 Consideration Shares.

5.7 São José do Rio Pardo Real Estate. The Parties agree that part of the rural real property located at Rodovia SP 350, KM 265.5, no number, São José/Tapiratiba, Rural Zone, in the Municipality and Judicial District of São José do Rio Pardo, State of São Paulo, registered under Registration (Matrícula) No. 24.919 with the Real Estate Registry Office of São José do Rio Pardo/SP, owned by the Company (“São José Real Estate”), comprised of the approximate area of 4.5501 ha (45,501.00 m²), identified in Exhibit 5.7 (“Excluded Property”), is not part of the transaction contemplated by this Agreement and, therefore, shall not be deemed to belong to the Company. The Parties irrevocably and irreversibly undertake to negotiate in good faith the most efficient means of implementing the transfer of the Excluded Property to Pivato, which shall be carried out at the Contributors’ expense, at no cost to the Company, within the shortest possible period.

5.8 BRB’s Board of Directors. The Parties agree that, subject to the Closing and the implementation of the IPO, the Contributors shall have, jointly, the right to nominate one (1) individual for the appointment to the Board of Directors of BRB. Such appointment shall be made only after BRB has appointed an additional independent director, such that the Board of Directors remains in compliance with the director independence requirements of NYSE American, and in any event no later than BRB’s first annual meeting of stockholders following the Listing Date. The nominee shall be subject to review by BRB’s Nominating and Corporate Governance Committee and to applicable U.S. Laws, NYSE American rules and BRB’s organizational documents.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver in writing by both BRB and Contributors), at or prior to the Closing, of each of the following conditions:

6.1.1 No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and would (i) make the Closing illegal, or (ii) otherwise prohibit or enjoin consummation of the transactions contemplated herein.

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6.1.2 No Legal Proceeding shall be pending or threatened against BRB, Contributors or the Company (or any of their respective Affiliates) (i) by any Person, including a Governmental Body, that seeks any of the results set forth in Section 6.1.1; or (ii) under which an outstanding Order prevents the Parties from consummating the transactions contemplated in this Agreement.

6.1.3 Written confirmation issued by the PCAOB-registered Auditor of (i) the accounting acquirer determination and (ii) the classification of the Consideration Shares as permanent equity.

6.1.4 Completion of the Listing, meaning (i) the filing of the Registration Statement of BRB taking the Company into account, (ii) the declaration of effectiveness issued by the SEC with respect to that Registration Statement, (iii) execution of the underwriting agreement, (iv) approval of BRB’s common stock for listing on NYSE American, and (v) determination and scheduling of the Listing Date.

6.2 Other Conditions to the Obligations of BRB. In addition to the conditions set forth in Section 6.1 (Conditions to Each Party’s Obligations), the obligations of BRB to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver in writing by BRB, of each of the following conditions at or prior to the Closing:

6.2.1 Representations and Warranties. Each of the representations and warranties of Contributors shall be true, complete and correct in all respects (without regard to any qualification as to materiality or Material Adverse Effect) as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except that any such representations and warranties that are specifically made as of a particular date shall be true and correct in all respects as of such date), provided that the condition set forth herein shall be considered duly fulfilled unless any breach, misrepresentation or inaccuracy of any representation and warranty could reasonably be expected to result in a Material Adverse Effect; provided, further, that, the representations and warranties set forth in Section 3.1 (Organization and Authority of Contributor), Section 3.2.1 (Organization, Authority and Qualification of the Company), Section 3.3.1 (Capitalization; Organizational Documents), Section 3.3.2 (Capitalization; Organizational Documents), and Section 4.1 (Organization and Authority of BRB), shall be true and correct in all respects (without regard to any qualification as to materiality or Material Adverse Effect included therein) as from the date hereof and on the Closing Date.

6.2.2 Covenants. Contributors shall have performed and complied in all material respects (without regard to any qualification as to materiality or Material Adverse Effect) with each of the agreements and covenants required to be performed or complied with by them on or prior to the Closing Date.

6.2.3 Due Diligence. The carry out and completion by BRB of a legal, tax, labor, environmental due diligence review of the Company, the results of which shall be satisfactory to BRB in its sole and exclusive discretion, including, but not limited to with respect to the Company’s Liabilities and the contents of the Executive Agreements (“Due Diligence”).

6.2.4 PCAOB-registered Auditor. Completion by the PCAOB-registered Auditor of the audits of the Company’s financial statements for all fiscal years, and the reviews of all interim periods, required by applicable SEC rules (including Regulation S-X) for inclusion in the Registration Statement, including any additional annual or interim periods that become required by reason of the passage of time prior to the effectiveness of the Registration Statement, prepared in accordance with U.S. GAAP or IFRS as issued by the International Accounting Standards Board, as determined in consultation with the PCAOB-registered Auditor, together with the consent of the PCAOB-registered Auditor to the inclusion of its report in the Registration Statement.

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6.2.5 Transfer of the Contribution Shares. Each of the Contributors shall (i) execute the proper registry books (Livro de Registro de Transferência de Ações Nominativas) and (ii) cause the Company to update Company’s shares registry book (Livro de Registro de Ações Nominativas) both in order to reflect the transfer of the Contribution Shares from Contributors to BRB, which books shall be held in escrow pursuant to Section 2.5 and delivered at and upon implementation of Closing.

6.2.6 Lock-up Agreements. Each of the Contributors shall execute and deliver to BRB the lock-up agreements required by the IPO underwriters, which shall be in force for a period of twelve (12) months from the Listing Date.

6.3 Other Conditions to the Obligations of Contributors. In addition to the conditions set forth in Section 6.1 (Conditions to Each Party’s Obligations), the obligations of Contributors to consummate the Contemplated Transactions shall be subject to the satisfaction, or waiver in writing by Contributors, of each of the following conditions at or prior to the Closing:

6.3.1 Each of the representations and warranties of BRB contained in Article 4 shall be true, complete and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except that any such representations and warranties that are specifically made as of a particular date shall be true and correct as of such specified date).

6.3.2 BRB shall have performed and complied in all respects with each of the agreements and covenants required to be performed or complied with by it on or prior to the Closing Date; provided, however, that, with respect to any such agreements and covenants that are qualified by materiality, BRB shall have performed or complied with such agreements and covenants, as so qualified, in all respects.

6.4 Non-satisfactory Due Diligence. In the event that BRB at its sole discretion understands that the Due Diligence is not satisfactory, BRB shall have the right to terminate this Agreement pursuant to Section 7.1(v).

6.5 PCAOB Audit. The Contributors to cause the Company to cooperate fully with the PCAOB-registered Auditor and BRB in preparing the financial statements and the Registration Statement. This should include access to books and personnel, management representation letters, any GAAP conversion, and support for the comfort letter procedures required by the underwriters.

ARTICLE 7

TERMINATION

7.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned as follows (and the Party seeking to terminate this Agreement pursuant to this Section 7.1 (other than Section 7.1(i)) shall give written notice of such termination to the other Parties setting forth a brief description of the basis on which it is terminating this Agreement):

(i) by the mutual written consent of BRB and Contributors;

(ii) by either BRB or Contributors, if the Closing shall not have occurred on or before March 31, 2027 (which shall be automatically extended by ninety (90) days if, exclusively, on March 31, 2027, an amendment to the Registration Statement remains under SEC review) or such other date that BRB and Contributors may agree upon in writing (“Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(ii) shall not be available to BRB or Contributors, as the case may be, if a material breach of this Agreement by BRB or Contributors, respectively, has resulted in the failure of the Closing to occur before the Termination Date;

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(iii) by BRB, if there shall have been a breach by Contributors of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 6.1 (Conditions to Each Party’s Obligations) or Section 6.2 (Other Conditions to the Obligations of BRB) to be satisfied provided that (A) BRB is not then in material breach of any material provision hereof, and (B) such breach by Contributors shall not have been cured on or prior to the earlier of the Termination Date and thirty (30) days after receipt by Contributors of written notice of such breach from BRB; provided, further, that no such cure period shall be available with respect to any such breach by Contributors if such breach was intentional; or

(iv) by Contributors, if there shall have been a breach by BRB of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 6.1 (Conditions to Each Party’s Obligations) or Section 6.3 (Other Conditions to the Obligations of Contributors) to be satisfied provided that (A) Contributors are not then in material breach of any material provision hereof, and (B) such breach by BRB shall not have been cured on or prior to the earlier of the Termination Date and thirty (30) days after receipt by BRB of written notice of such breach from Contributors; provided, further, that no such cure period shall be available with respect to any such breach by BRB if such breach was intentional; or

(v) by BRB, upon written notice to Contributors, if BRB determines, at its sole discretion, that the Due Diligence is not satisfactory, pursuant to Section 6.4 (Non- satisfactory Due Diligence).

7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article 7:

(i) this Agreement shall forthwith become null and void (except for this Section 7.2, Section 5.4 (Confidentiality) and Section 8.11 (Governing Law; Submission to Jurisdiction), each of which shall survive such termination and remain valid and binding obligations of the Parties in accordance with their terms); and

(ii) there shall be no Liability of any kind on the part of BRB or Contributors or any of BRB’s or Contributors’ former, current or future Affiliates, Representatives, officers, directors, direct or indirect general or limited partners, equity holders, stockholders, controlling persons, managers or members; provided, however, that termination pursuant to this Article 7 shall not relieve any Party from such Liability (A) pursuant to the Sections specified in Section 7.2(i) that survive termination or (B) for any breach of this Agreement prior to such termination or for fraud.

ARTICLE 8

MISCELLANEOUS

8.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement or in any agreement or other instrument delivered by the Parties hereunder or thereunder, whether or not the Closing is consummated, all costs and expenses incurred, including fees and disbursements of counsel, financial advisors and accountants, in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses; provided, however, that, in the event this Agreement is terminated in accordance with its terms, the obligation of each Party to bear its own costs and expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Parties prior to such termination.

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8.2 Taxes. Except as otherwise expressly provided in this Agreement, any Taxes of any nature whatsoever due as a result of any of the transactions contemplated in this Agreement, shall be exclusively borne by the Party that is considered as its respective taxpayer under the applicable Law.

8.3 Contributors’ Representative. Each of the Contributors irrevocably and irreversibly appoints Marcos as the Contributors’ representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of each Contributor individually, in accordance with the terms and provisions of this Agreement, and to act on behalf of each Contributor individually in any manner involving this Agreement and to do or refrain from doing all such further acts and things, as each Contributor individually deems necessary or appropriate in connection with the transaction contemplated by this Agreement.

8.4 Notices. All notices or other communications to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received (i) on the date of delivery if delivered by hand during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, (ii) on the date of successful transmission if an executed copy of such notice is sent via email during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (iii) on the date of receipt by the addressee if sent by an internationally recognized overnight courier or by registered or certified mail, return receipt requested, if received on a Business Day, otherwise on the next Business Day. Such notices or other communications must be sent to each respective Party at the address or email address set forth below (or at such other address or email address as shall be specified by a Party in a notice given in accordance with this Section 8.4):

If to BRB:

Attn.: Leonardo Pucci Burti and Paulo Roberto Bonifácio

Address: [***]

E-mail: leonardo.burti@brbfoods.com and boni@brbfoods.com

If to Pivato:

Attn.: Marcelo Pivato, Mateus Pivato and Luis Fernando Pivato

Address: Rodovia SP 350, KM 265.5, no number, São José/Tapiratiba, Rural Zone, City of São José do Rio Pardo, State of São Paulo, Brazil, Zip Code 13720-000

E-mail: marcelo.pivato@pmzalimentos.com.br; pivato.mateus@pmzalimentos.com.br; pivato.fernando@pmzalimentos.com.br

If to GKX:

Attn.: Lázaro Aparecido Moreto

Address: Avenida Professor Henrique de Motta Fonseca Junior, No. 1,451, suite 02, Vila Nova, City of Porto Ferreira, State of São Paulo, Brazil, Zip Code 13660-158

E-mail: moreto.lazaro@pmzalimentos.com.br

If to Marcos:

Attn.: Marcos Paulo Zavaneli

Address: [***]

E-mail: zavaneli.marcos@pmzalimentos.com.br

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If to Maurício Raul:

Attn.: Mauricio Raul Pereira da Costa

Address: [***]

E-mail: [***]

If to Maurício:

Attn.: Mauricio Pereira da Costa

Address: [***]

E-mail: [***]

If to the Company:

Attn.: Marcos Paulo Zavaneli

Address: Rodovia SP 350, KM 265.5, no number, São José/Tapiratiba, Rural Zone, City of São José do Rio Pardo, State of São Paulo, Brazil, Zip Code 13729-899

E-mail: zavaneli.marcos@pmzalimentos.com.br

8.5 Entire Agreement. This Agreement, including its Exhibits and Schedules and any other agreements, instruments or documents being or to be executed and delivered by a Party or any of its Affiliates pursuant to or in connection with this Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and they supersede all other prior understandings and agreements with respect to such subject matter. This Agreement supersedes and replaces the Memorandum of Understandings entered on July 1, 2026 into and between BRB, the Company and Thamuz LLC (a limited liability company organized under the laws of the State of Delaware, United States of America, and wholly owned by BRB in its entirety).

8.6 Amendment. This Agreement shall not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by each of the Parties.

8.7 Waivers. BRB may, at any time, (i) extend the time for the performance of any of the obligations or other acts of Contributors, (ii) waive any inaccuracies in the representations and warranties of Contributors contained herein or (iii) waive compliance by Contributors with any of the agreements or conditions contained herein. Contributors may, at any time, (i) extend the time for the performance of any of the obligations or other acts of BRB, (ii) waive any inaccuracies in the representations and warranties of BRB contained herein or (iii) waive compliance by BRB with any of the agreements or conditions contained herein. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in a written instrument executed and delivered by the Party so waiving. No waiver by any Party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any Party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

8.8 Severability. If any term or provision hereof is invalid, illegal or incapable of being enforced in any situation or in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term or provision hereof or the offending term or provision in any other situation or any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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8.9 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision hereof may be waived, in accordance with the terms hereof without the consent of any Person other than the Parties.

8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by any Party without the prior written consent of the other Parties, and any purported assignment or delegation in contravention of this Section 8.10 shall be null and void and of no force and effect. Subject to the preceding sentences of this Section 8.10, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.

8.11 Governing Law; Submission to Jurisdiction.

8.11.1 THIS AGREEMENT AND ALL MATTERS, CLAIMS, CONTROVERSIES, DISPUTES, SUITS, ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING HERETO AND THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ALL RIGHTS OF THE PARTIES (WHETHER SOUNDING IN CONTRACT, TORT, COMMON OR STATUTORY LAW, EQUITY OR OTHERWISE) IN CONNECTION THEREWITH, SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, AND ENFORCED PURSUANT TO, THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL.

8.11.2 Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including those related to its existence, breach, validity, interpretation, effectiveness, execution or termination, of this Agreement shall be finally settled by the Brazilian courts, before the courts of the Judicial District of São José do Rio Pardo, State of São Paulo, Brazil, with express waiver of any other, however privileged it may be.

8.12 Remedies.

8.12.1 Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a Party of any one such remedy will not preclude the exercise of any other such remedy.

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8.12.2 The Parties agree that irreparable damage and harm would occur in the event that any provision hereof were not performed in accordance with its terms and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefore. Accordingly, each of the Parties agrees that, in the event of any breach or threatened breach of any provision hereof by such Party, the other Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof. A Party seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. In the event that any Legal Proceeding should be brought in equity to enforce the provisions hereof, each Party agrees that it shall not allege, and each Party hereby waives the defense, that there is an adequate remedy available at Law.

8.13 Language. This Agreement is drafted and executed in a two-column format, in Portuguese and English. In the event of any conflict, discrepancy or inconsistency between the versions, the English version shall prevail.

8.14 Electronic Signature. The Parties and the Company agree that this Agreement is executed in electronic format in accordance with the authentication procedures of Docusign, which they acknowledge to be lawful, valid and legitimate to constitute and bind the Parties and the Company to the rights and obligations set forth herein. The Parties and the Company also agree that the electronic execution of this Agreement does not preclude or impair its enforceability, and that it shall be deemed, for all legal purposes, an extrajudicial enforcement title (título executivo extrajudicial). The signatories hereof expressly represent and agree, for purposes of Article 10, paragraph 2, of Provisional Measure No. 2,200-2, of August 24, 2001, that their signatures by such means are binding and effective and confer authenticity, integrity and legal validity upon the document hereby executed.

8.15 Time Is of the Essence. Time is of the essence in the performance of the transactions contemplated hereby.

[Signature page follows]

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Signature page of the Contribution Agreement and Other Covenants entered into by and among BRB Foods Inc., Pivato Administração e Participações Ltda., GKX Consultoria Ltda., Marcos Paulo Zavaneli, Mauricio Raul Pereira da Costa and Mauricio Pereira da Costa, and, as intervening party, PMZ Alimentos S.A., on October 22, 2026.

BRB:

BRB FOODS INC.

By:	/s/ Leonardo Pucci Burti
By:	/s/ Paulo Roberto Bonifácio
Name:	Leonardo Pucci Burti and Paulo Roberto Bonifácio
Title:	Officers

Contributors:

PIVATO ADMINISTRAÇÃO E PARTICIPAÇÕES LTDA.

By:	/s/ Marcelo Pivato
By:	/s/ Mateus Pivato
By:	/s/ Luis Fernando Pivato
Name:	Marcelo Pivato and Mateus Pivato and Luis Fernando Pivato
Title:	Managing Partners

GKX CONSULTORIA LTDA.

By:	/s/ Lázaro Aparecido Moreto
Name:	Lázaro Aparecido Moreto
Title:	Managing Partner

/s/ Marcos Paulo Zavaneli

MARCOS PAULO ZAVANELI

/s/ Mauricio Raul Pereira da Costa

MAURICIO RAUL PEREIRA DA COSTA

/s/ Mauricio Pereira da Costa

MAURICIO PEREIRA DA COSTA

Intervening Party:

PMZ ALIMENTOS S.A.

By:	/s/ Marcos Paulo Zavaneli
By:	/s/ Luis Fernando Pivato
Name:	Marcos Paulo Zavaneli and Luis Fernando Pivato
Title:	Officers

Witnesses:

1. /s/ Giovana Izzo de Souza Netto

2. /s/ Caio Gomes Mesquita

Executed electronically via Docusign (Envelope ID 4E03C8A1-DD84-89D8-8003-C52861BADCB6) pursuant to Section 8.14.

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Schedule A

Contribution of PMZ’s Shares

The Company’s capital stock is R$5,250,000.00 (five million, two hundred and fifty thousand reais), fully subscribed and paid in, divided into 5,250,000 (five million, two hundred and fifty thousand) common shares, all registered (nominativas) and without par value, divided among the shareholders as per the table below:

Shareholders	Classification	Common stock	Value (R$)%
Pivato Administração e Participações Ltda.	A	3,150,000	3,150,000.00	60%
GKX Consultoria Ltda.	B	367,500	367,500.00	7%
Marcos Paulo Zavaneli	C	157,500	157,500.00	3%
Mauricio Raul Pereira da Costa	D	1,050,000	1,050,000.00	20%
Mauricio Pereira da Costa	E	525,000	525,000.00	10%
TOTAL		5,250,000	5,250,000.00	100%

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Schedule B

Executive Agreements

Pursuant to the definition of “Executive Agreements” set forth in the Contribution Agreement, the Executive Agreements to be entered into at Closing between the Company and the People listed below shall observe the following commercial conditions:

Executive	Position	Monthly Compensation	Composition	Term*
Luis Fernando Pivato	Flour Sales	R$75,686.18	Pró-labore + service invoice (fixed + commission)	5 years
Marcelo Pivato	Maintenance Management	R$36,188.07	Pró-labore + service invoice	5 years
Mateus Pivato	Maintenance Supervision	R$28,170.63	Service invoice	5 years
Lucas Pivato	Supplies Procurement	R$25,053.71	Pró-labore + service invoice	5 years
Marcos Paulo Zavaneli	Chief Executive Officer (CEO)	R$57,613.59	Pró-labore + service invoice	3 years

* Renewable by means of an amendment executed by the respective parties.

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Exhibit 2.3.1

Consideration Shares

Under the terms of Section 2.3.1 of the Contribution Agreement, in consideration for the Contribution Shares, BRB shall deliver to the Contributors an aggregate of two million, eight hundred thousand (2,800,000) shares of BRB common stock, issued from its authorized but unissued shares, allocated among the Contributors as follows:

Contributors	Consideration Shares	%
Pivato Administração e Participações Ltda.	1,680,000	60%
GKX Consultoria Ltda.	196,000	7%
Marcos Paulo Zavaneli	84,000	3%
Mauricio Raul Pereira da Costa	560,000	20%
Mauricio Pereira da Costa	280,000	10%
TOTAL	2,800,000	100%

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Exhibit 5.7

Excluded Property

[Omitted pursuant to Item 601(a)(5) of Regulation S-K. Exhibit 5.7 consists of a survey plan (planta de estudo de desmembramento) depicting the approximately 4.5501 ha (45,501.00 m²) portion of the São José Real Estate (Registration (Matrícula) No. 24.919, Real Estate Registry Office of São José do Rio Pardo/SP) that constitutes the Excluded Property described in Section 5.7.]

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